                                                                   EXHIBIT 4.14

                                SMARTGATE INC.
                             2002 INCENTIVE PLAN
                    INCENTIVE STOCK OPTION (ISO) AGREEMENT

Option Agreement Number:               I-004

Date of Grant/Award:                   January 22, 2002

Name of Optionee:                      Barbara J. Baker

Optionee's Social Security Number:     ###-##-####

Initial Vesting Date:                  January 22, 2003

Initial Exercise Date:                 January 22, 2003

Expiration Date:                       January 21, 2007 (the "Option Term")

         1. Dated as of the above-stated Date of Grant/Award (the "Grant Date") an Incentive Stock Option (the "Option") is hereby granted to the above-named Optionee pursuant to the SmartGate Inc. 2002 Incentive Plan (the "Plan"). The Award of this Option conveys to the Optionee the right to purchase from SmartGate Inc. (the "Company") up to Ten Thousand (10,000) shares of Stock (the "Option Shares") under the Plan at an exercise price of $3.50 per share. The Option is intended by the parties hereto to be, and shall be treated as, an Incentive Stock Option, as such term is defined under
Section 422 of the Internal Revenue Code.

         2. Except as specifically provided herein, the rights of the Optionee, or of any other person entitled to exercise the Option, are governed by the terms and provisions of the Plan. The Option is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.

         3. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void when the Option Term expires.

         4. The Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Stock as provided below, the Option may be exercised, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the number of shares of Stock granted as indicated beside the date.


   NUMBER OF SHARES OF STOCK          VESTING DATE
--------------------------------    ------------------
             3,333                   January 22, 2003
             6,667                   January 22, 2004
            10,000                   January 22, 2005

         Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. As soon as you are no longer employed by the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

         5. The Option may be exercised with respect to all or any part of the number of Vested Shares by the giving of written notice ("Notice") of the intent to exercise to the Company at least five days prior to the date on which exercise is to occur. The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised. Full payment of the Option exercise price by any of the means of consideration provided for under the Plan shall be made on or before the exercise date specified in the Notice. Such full payment having occurred on or before the exercise date specified in the Notice, or as soon thereafter as is practicable, the Company shall cause to he delivered to the Optionee a certificate or certificates for the Option Shares then being purchased. If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee's right to purchase such Option Shares may be terminated by the Company.

         6. The Optionee acknowledges having received and read a copy of the Plan and this Agreement and agrees to comply with all laws, rules and regulations applicable to the Award and to the sale or other disposition of the Stock of the Company received.

         7. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 4400 Independence Court, Sarasota, Florida 34234, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

       IN WITNESS WHEREOF, SmartGate Inc. has caused its duly authorized officers to execute this Incentive Stock Option (ISO) Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

SMARTGATE INC.

Attest:



By: [SIG]
    -----------------------------

Title: President

ACCEPTED AND AGREED TO:


By: /s/ Barbara J. Baker
    -------------------------
        Barbara J. Baker
        Optionee



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                   FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
  INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


         A stock option substantially identical in all material respects except for the grantee and number of shares eligible for purchase was granted to the following persons for the purchase of the following amounts of shares:

    GRANTEE               NUMBER OF SHARES
--------------------------------------------
Jamison S. Bell                 5,000
--------------------------------------------
Rose M. Consaga                 5,000
--------------------------------------------
Christine R. DeVor              5,000
--------------------------------------------
Robert T. Fergusson            25,000
--------------------------------------------
Jessica M. Hoffman              5,000
--------------------------------------------
Jeffrey L. Jones               25,000
--------------------------------------------
Nicole A. Longridge             7,500
--------------------------------------------
Ted Miofsky, Jr.                5,000
--------------------------------------------
Harry Stegura                   5,000
--------------------------------------------
Scott B. Tannehill              5,000
--------------------------------------------
Margaret E. Ward                7,500
--------------------------------------------